UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 26, 2017

CYTORI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3020 Callan Road, San Diego, California 92121

(Address of principal executive offices, with zip code)

(858) 458-0900

(Registrant's telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities

Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Emerging growth company □

Item 1.01 Entry Into a Material Definitive Agreement.

On May 26, 2017, Cytori Therapeutics, Inc., a Delaware corporation (the “Company”) received notice from the Biomedical Advanced Research and Development Authority (“BARDA”), a division of the U.S. Department of Health and Human Services, Office of the Assistant Secretary for Preparedness and Response, that BARDA had agreed to an Amendment of Solicitation/Modification of Contract (Amendment No. 0008) (the “Eighth Amendment”) of the Contract HHSO100201200008C, dated September 27, 2012 (as amended, the “BARDA Agreement”).  Pursuant to the Eighth Amendment, BARDA exercised its unilateral right to exercise Option 2 of the BARDA Agreement, which provides for the assessment of Cytori® Cell Therapy™, or DCCT-10, as an adjunct therapy in thermal burn injury through the Company’s RELIEF pilot clinical trial (the “Pilot Trial”).  Although the Company received formal notice of BARDA’s option exercise on May 26, 2017, the Eight Amendment is deemed effective as of May 23, 2017, which is the date BARDA signed the Eighth Amendment.

Option 2 was previously amended in a separate Amendment of Solicitation/Modification of Contract (Amendment No. 0007), dated May 19, 2017, by and between the Company and BARDA (the “Seventh Amendment” and together with the Eighth Amendment, the “Amendments”).  Pursuant to the Amendments, Option 2 of the BARDA Agreement was amended  to (i) revise the statement of work setting forth the clinical, regulatory and other activities relating to the Pilot Trial and (ii) set forth and provide the additional funding, and terms thereof, for the execution of the activities outlined in Option 2.

In accordance with the terms of the Amendments, BARDA will provide the Company with reimbursement of costs incurred, plus payment of a fixed fee, in the aggregate amount of up to approximately $13.4 million (the “Funding Amount”).  The Company is responsible for further costs in excess of the Funding Amount, if any, to meet the objectives of the Pilot Trial. The Amendments also extend the term of the BARDA Agreement and the period of performance of Option 2 of the BARDA Agreement to November 30, 2020.

The foregoing is only a brief description of the material terms of the Amendments and does not purport to be a complete description of the rights and obligations of the parties thereunder. The foregoing description is qualified in its entirety by reference to the Amendments, which will be filed as exhibits to the Company’s next Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

Date: May 31, 2017	By: /s/ Tiago Girao
Tiago Girao
VP Finance and Chief Financial Officer